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                                EXHIBIT 23



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (File Nos. 33-40824, 33-69420, 33-61784 and 33-57895),
Form S-4 (File No. 33-61992) and Forms S-8 (File Nos. 33-67430,
33-54511, 33-67432, 33-54519, 33-67324, 33-51331, 33-51885 and
33-52025) of Frontier Corporation of our report dated January 16, 1995, appearing on page 28 of Exhibit No. 13 which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial
Statement Schedule, which appears on page 35 of this Form 10-K.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Rochester, New York
March 28, 1995